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                                                                    EXHIBIT 99.1
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NVR, INC. ANNOUNCES SUCCESSFUL COMPLETION OF CONSENT SOLICITATION FOR 8% SENIOR
NOTES

March 15, 2002 - McLean, VA - NVR, Inc. (AMEX: NVR) today announced that it successfully completed a solicitation of consents from holders of its 8% Senior Notes due 2005 (the "Notes") to amend the indenture governing the Notes. Accordingly, NVR will make a payment equal to 2.0% of the principal amount of the Notes ($20 in cash for each $1,000 principal amount of Notes) to each holder of Notes who provided a consent.

The purpose of the consent solicitation was to permit NVR to amend the indenture governing the Notes in order to provide NVR with greater flexibility to continue to repurchase shares of its outstanding common stock as part of its strategy of maximizing shareholder value.

NVR, Inc., headquartered in McLean, Virginia, is one of the largest homebuilders in the United States with operations in Virginia, Maryland, Pennsylvania, New York, North Carolina, South Carolina, Ohio, New Jersey, Delaware, West Virginia and Tennessee.
















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